As filed with the Securities and Exchange Commission on July 27, 2001

                                Registration No. 333-___________________________

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form S-8
                          Registration Statement Under
                           The Securities Act of 1933


                             driversshield.com Corp.
                             -----------------------
             (Exact name of Registrant as specified in its charter)

             New York                                         11-2750412
-------------------------------------------                  ---------------
(State or other jurisdiction of incorporation                (I.R.S. Employer
or organization)                                             Identification No.)

51 East Bethpage Road, Plainview New York                                  11803
-----------------------------------------                                  -----
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:               (516) 694-1010

                  Agreement for Services with Raymond Burghard
                  --------------------------------------------
                              (Full title of Plan)

                                  Barry Siegel
                             driversshield.com Corp.
                              51 East Bethpage Road
                            Plainview, New York 11803
                     (Name, address, including Zip Code and
                         telephone number including area
                           code of agent for service)

                                 With a Copy to:

                             Lawrence A. Muenz, Esq.
                               Meritz & Muenz LLP.
                               Three Hughes Place
                            Dix Hills, New York 11746

                         Calculation of Registration Fee

Title of each    Proposed        Proposed
class of         maximum         maximum          Amount of         Total
securities to    amount to be    offering price   aggregate         registration
be registered    registered      per unit         offering price    fee
--------------------------------------------------------------------------------

Common Stock     100,000         $1.532           $153,200          $38

--------------------------------------------------------------------------------

(1) Price calculated in accordance with Rule 457(c) of the regulations promulgated under Securities Act of 1933.

Approximate date of proposed sale to the public: This Registration Statement shall become effective upon filing with the Commission.


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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      In accordance with the requirements of the Securities Exchange Act of 1934, the Company periodically files certain reports and other information with the Commission. The following documents filed with the Commission are hereby incorporated in this Prospectus by reference:

      1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

      2. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2001;

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 722 of the New York Business Corporation Law allows companies to indemnify their directors and officers against expenses, judgments, fines and amounts paid in settlement under the conditions and limitations described in the law. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under New York law.

      Our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under New York law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission.


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

      We have purchased a directors and officers liability and reimbursement policy that covers liabilities of our directors and officers arising out of claims based upon acts or omissions in their capacities as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

Item 8. Exhibits

      5.1.  Legal Opinion of Meritz & Muenz LLP.

      23.   Consent of Experts and Counsel

      23.1  Consent of Nussbaum Yates & Wolpow, P.C.

Item 9. Undertakings

      The undersigned Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respec to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is


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

asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plainview, New York, on July 27, 2001.

                       driversshield.com Corp


By:                    s/ Barry Siegel
                       ---------------
                       Barry Siegel
                       Chairman of the Board of Directors,
                       Treasurer, Secretary,
                       Chief Executive Officer,

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


By:                    s/ Barry Siegel                       Date: July 27, 2001
                       ---------------
                       Barry Siegel
                       Chairman of the Board of Directors,
                       Treasurer, Secretary,
                       Chief Executive Officer,


By:                    s/Barry J. Spiegel                    Date: July 27, 2001
                       ------------------
                       Barry J. Spiegel
                       President
                       Driversshield.com ADS Corp.
                       Director


By:                    s/Philip Kart                         Date: July 27, 2001
                       -------------
                       Philip Kart
                       Chief Financial Officer


By:                    s/Kenneth J. Friedman                 Date: July 27, 2001
                       ---------------------
                       Kenneth J. Friedman
                       Director


By:                    s/R. Frank Mena                       Date: July 27, 2001
                       ---------------
                       R. Frank Mena
                       Director


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

                                Index of Exhibits

      5.1.  Legal Opinion of Meritz & Muenz LLP.

      23.   Consent of Experts and Counsel

            23.1  Consent of Nussbaum Yates & Wolpow, P.C.


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